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Exhibit 10.5

Epocrates, Inc.

STOCK OPTION GRANT NOTICE
(1999 Stock Option Plan)

        EPOCRATES, INC. (the "Company"), pursuant to its 1999 Stock Option Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):	$
Total Exercise Price:	$
Expiration Date:

Type of Grant:	☒	Incentive Stock Option(1)	☐	Nonstatutory Stock Option
Exercise Schedule:	Same as Vesting Schedule.
Vesting Schedule:	Shares subject to the Option shall vest in accordance with the terms set forth on Schedule A.
Payment:	By one or a combination of the following items (described in the Stock Option Agreement):
	☒	By cash or check
	☒	Pursuant to a Regulation T Program if the Shares are publicly traded
	☒	By delivery of already-owned shares if the Shares are publicly traded

(1)
If this is an incentive stock option, it (plus your other outstanding incentive stock options) cannot be first exercisable for more than $100,000 in any calendar year. Any excess over $100,000 is a nonstatutory stock option.

        Additional Terms/Acknowledgements:    The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:	None

EPOCRATES, INC.		OPTIONHOLDER
By:

	Signature	Signature
Title:		Date:

Date:

ATTACHMENTS:    Stock Option Agreement, 1999 Stock Option Plan and Notice of Exercise

SCHEDULE A

[OPTIONHOLDER]

Shares subject to Performance Based Option	100% Payout	120% Payout
2007 Revenue	[ ]	[ ]
EBITDA	[ ]	[ ]

Total	[ ]	[ ]

        The Epocrates, Inc. (the "Company") 2007 revenue ("2007 Revenue") and earnings before interests, taxes, depreciation and amortization ("EBITDA") goals are as set forth below on Table A below:

Table A

Revenue				EBITDA
% of Plan	2007 Plan		Payout %	% of Plan	2007 Plan	Payout %
92	$58.9	m	0	0	0	0
95	60.8		50	50	1.2	30
100	64.1		100	100	2.3	75
104	66.6		110	150	3.4	100
108	69.2		120	200	4.6	120

        On the date the 2007 financial results for the Company are available and the Compensation Committee of the Board determines, in its sole discretion, the percentage of plan achieved by the Company for each of the 2007 Revenue and EBITDA (the "Payout Determination Date"), the corresponding number of shares ("Milestone Shares") in connection with the 2007 Revenue and EBITDA will vest, prorated in the event performance falls between points on Table A ("Initial Vesting"). The Milestone Shares shall be subject to continued vesting at the rate of 1/45th of the shares achieved per month commencing on January 1, 2008 (the "Final Vesting Commencement Date"); provided, however, that vesting will cease upon the termination of Optionholder's Continuous Service. The balance of the shares not vested as part of the Initial Vesting shall revert to and again become available for issuance under the 1999 Stock Option Plan. Further, the shares subject to the Option are not exercisable until the Payout Determination Date.

        For example, in order for Optionholder to achieve 100% Payout as noted in the table above, the Company must achieve 100% of plan for 2007 Revenue and 150% of plan for EBITDA, such that [            ] Milestone Shares vest for each of 2007 Revenue and EBITDA, for an aggregate of [            ] Milestone Shares, at the Initial Vesting. Such Milestone Shares shall be subject to continued vesting a the rate of 1/45th per month commencing on the Final Vesting Commencement Date. The balance of the shares not vested on the Payout Determination Date shall revert to and again become available for issuance under the 1999 Stock Option Plan.

        In the event, the Company achieves 92% of plan or less for 2007 Revenue and 0% of plan for EBITDA, the Optionholder will not vest any of the [            ] Milestone Shares for each of 2007 Revenue and EBITDA, no shares will vest at the Initial Vesting and [            ] Milestone Shares shall revert to and again become available for issuance under the 1999 Stock Option Plan.

        Similarly, in the event the Company achieves 108% of plan or greater for 2007 Revenue and 200% of plan or greater for EBITDA, the Optionholder will vest as to 120% of [            ] Milestone Shares for each of 2007 Revenue and EBITDA, such that an aggregate of [            ] Milestone Shares will vest at the Initial Vesting. Such Milestone Shares shall be subject to continued vesting at the rate of 1/45th per month commencing on the Final Vesting Commencement Date.

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  Exhibit 10.5
STOCK OPTION GRANT NOTICE (1999 Stock Option Plan)
Table A